PROMISSORY NOTE

$150,000.00	Los Angeles, California	April 16, 2013

FOR VALUE RECEIVED, the receipt and adequacy of which is hereby acknowledged, the undersigned promises to pay to Charlie Sheen, or order (collectively "Holder"), or order, the principal sum of One Hundred Fifty Thousand Dollars ($150,000.00) in lawful money of the United States of America, from the date endorsed on the reverse side hereof.  This Note is unsecured.

1.

Interest Rate.  Interest on this Note shall be calculated at the rate of Six Percent (6.00%) per annum on the basis of the actual number of days during which the principal balance is outstanding, divided by three hundred sixty five (365), which shall, for interest computation purposes, be considered one (1) year.

2.

Term.  The entire outstanding principal balance hereof shall be due and payable on the 10th day of April, 2015.  Said date shall be referred to as the AMaturity Date@ herein.

3.

Payments.  Payments of interest only shall be made in arrears, on the first day of each and every calendar month commencing November 1, 2013, in the amount of $ 750.00 per month until the Maturity Date when all accrued, but unpaid interest and principal shall be due and payable.

4.

Crediting Payments.  Each payment received by the Holder shall be credited as of its due date, without regard to its date of receipt by the Holder, first to interest then due and the remainder, if any, to principal and interest shall cease upon the principal so credited as of the date that such credit is made.  For the purposes of allocation of any payment as between principal and interest, interest shall consist of the product of the outstanding principal balance on this Note immediately prior to allocation of the monthly installment payment times the Interest Rate of this Note divided by twelve (12).  All other interest calculations on this Note shall be made on a daily basis.  Daily interest shall consist of the product of the outstanding principal balance on this Note times the annual interest rate divided by 365 days.

5.

Default and Acceleration.  The entire unpaid principal balance hereunder, together with all accrued and unpaid interest hereon, shall, without notice, become immediately due and payable at the option of the holder of this Note in the event of any default of Borrower or any other person, firm, or corporation who is or may become liable for payment of all or any part of this obligation (a) in the payment of any installment of principal or interest when due and payable under this Note, (b) in the payment of any other sum when due and payable under this Note which shall continue beyond the applicable grace period, if any, or (c) in the performance or observance of any other covenant, obligation or agreement of the Borrower or such other person, firm, or corporation under this Note, or any other instrument evidencing or securing the principal, the interest, or any other sums due or to become due pursuant to this Note which shall continue beyond the applicable grace period, if any.  One or more failures to exercise such option shall not constitute a waiver of the right to exercise such option in the event of any subsequent default.

6.

Prepayments.  The principal amount due on this Note may be prepaid in whole or in part, at any time without penalty.  Partial prepayments shall be applied against the outstanding principal balance of this Note and shall not extend or postpone the due date of any subsequent monthly installments or change the amount of such installments unless the holder hereof shall agree otherwise in writing.  The holder hereof may require that any partial prepayments be made on the date monthly installments are due.

7.

 Collection Costs.  In the event of any default under this Note or the Deed of Trust, the Borrower agrees to pay all costs of collection, including reasonable attorneys' fees, whether or not suit is actually brought or judgment is actually rendered.

8.

Miscellaneous.

a.

To the extent permitted by law, the Borrower and any other person, firm, or corporation who is or may become liable for the payment of all or any part of this obligation hereby jointly and severally:(i) waive and renounce any and all exception rights and the benefit of all valuation and appraisal privileges as against this indebtedness or any renewal or extension thereof, (ii) waive presentment for payment, demand, protest, notice of protest and notice of dishonor and any and all lack of diligence or delays in the collection or enforcement of this Note, and  (iii) consent to any extension of time, release of any collateral securing this Note, acceptance or other collateral therefor, or any other indulgence or forbearance whatsoever.  Any such extension, release, acceptance, indulgence or forbearance may be made to the extent permitted by law, without notice to the undersigned or such other person, firm, or corporation.

b.

No change, amendment, modification, cancellation or discharge of this Note, or of any part hereof, shall be valid unless the holder hereof shall have consented thereto in writing.

c.

The covenants and obligations of this Note shall be binding upon the Borrower, and its partners, executors, successors and assigns, and shall inure to the benefit of the Holder, its beneficiaries, successors and assigns and all subsequent holders of this Note.

d.

This Note may be assigned in whole or in part by Holder.

e.

Notwithstanding any provision to the contrary herein contained, it is expressly provided that in no case or event shall the aggregate of: (i) all "interest" on the unpaid balance of this Note, accrued or paid from the date of advancement through the date of such calculation, and (ii) the aggregate of any other amounts accrued or paid pursuant to this Note, or any other amounts accrued or paid pursuant to this Note, or any other instrument evidencing, related to or securing this Note, which under applicable laws are or may be deemed to constitute interest upon the loan evidenced hereby from the date of disbursement through the date of such calculations, ever exceed the maximum rate of interest which could lawfully be charged to the Borrower (under applicable law) on the principal balance of the loan evidenced by this Note from time to time remaining unpaid.  In this connection it is expressly stipulated and agreed that it is the intent of the Holder and the Borrower in the execution and delivery of this Note and all other instruments evidencing or securing the indebtedness constituting this loan, to contract in strict compliance with applicable usury laws from time to time in effect.  In furtherance thereof, none of the terms of this Note, or of any other such agreements evidencing, related to or securing this Note, shall ever be construed to create a contract to pay, as consideration for use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged to the Borrower by applicable laws.  The Borrower or any guarantor, endorser or other parties now or hereafter becoming liable for the payment of this Note or any other indebtedness incurred incident to this loan shall never be liable for interest in excess of the maximum rate that may be lawfully charged under applicable laws, and the provisions of this paragraph shall control over any other provisions of this Note  or any other instrument evidencing, related to or securing this Note which may be in apparent conflict herewith.

f.

Specifically and without limiting the generality of the foregoing, it is expressly provided that if under any circumstances the aggregate amounts paid on this Note prior to and incident to the Maturity Date include amounts which by law are deemed interest and which would exceed the maximum amount of interest which could lawfully have been collected will be deemed to have been the result of a mathematical error on the part of both the Borrower and Holder of the Note and that the party receiving such excess (to the extent of the excess of such interest payments above the maximum amounts which could lawfully have been collected and retained) upon discovery of such error by the party receiving such payment or upon notice thereof from the party making such payment.  It is hereby expressly stipulated and agreed by both Maker and Holder to at all times comply with the usury and all other laws relating to this Note and the instruments securing it, now or hereafter in effect, and any subsequent judicial interpretations thereof  to the extent the same are made applicable thereto.

g.

This Note has been executed and delivered by Borrower in the State of California and is to be governed by and construed in accordance with the laws of the State of California.

h.

Principal, interest and charges are payable in lawful money of the United States.

i.

In this Note, the singular shall include the plural.

j.

This Note shall be the joint and several obligation of each maker hereof.

k.

All payments due under this Note shall be made to Holder at its principal offices, or such other place as may be designated from time to time by the Holder of this Note.

l.

If any provision of this Note is prohibited or invalid under State or Federal law, such prohibited or invalid provisions shall not affect the validity of any other provision herein.

"BORROWER":

THE DIGITAL DEVELOPMENT GROUP CORP.

A Nevada corporation

By: /s/ Joseph Q. Bretz

Joe Q. Bretz, Its President

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